UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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International Assets Holding Corporation

(Name of Registrant as Specified in Its Charter)

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INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

January 23, 2006

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of International Assets Holding Corporation to be held at the Company’s corporate offices in Altamonte Springs, Florida on Wednesday, March 8, 2006 at 10:00 a.m. (local time).

At the meeting, shareholders will be asked to vote on the election of seven directors, the ratification of the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the Company’s 2006 fiscal year, and the approval of an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares authorized for issuance under the plan.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of International Assets Holding Corporation.

Sincerely,

/s/ DIEGO J. VEITIA
Diego J. Veitia Chairman

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY, SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 8, 2006

TO THE SHAREHOLDERS OF

INTERNATIONAL ASSETS HOLDING CORPORATION

The annual meeting of the shareholders of International Assets Holding Corporation, a Delaware corporation, (the “Company”), will be held on Wednesday, March 8, 2006, at 10:00 a.m. (local time), at the Company’s corporate offices located at 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida, for the following purposes:

1. To elect seven directors to serve until the 2007 annual meeting of shareholders.

2. To ratify the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the 2006 fiscal year.

3. To approve an amendment to the Company’s 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan from 1,000,000 shares to 1,500,000 shares.

4. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 10, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible. Returning the enclosed proxy card will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

/s/ SEAN M. O’CONNOR
SEAN M. O’CONNOR Chief Executive Officer

Altamonte Springs, Florida

January 23, 2006

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. Central Parkway

Suite 2060

Altamonte Springs, Florida 32701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 8, 2006

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of International Assets Holding Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, March 8, 2006, at 10:00 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s corporate offices located at 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida. The Company intends to mail this proxy statement and accompanying proxy card on or about January 23, 2006 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on January 10, 2006 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1.	The election of seven directors (see page 5).

2.	The ratification of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for fiscal 2006 (see page 11).

3.	The approval of an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares authorized for issuance under the plan from 1,000,000 to 1,500,000 shares (see page 16).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are two ways to vote:

•	By completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.	FOR each of the persons nominated by the Board of Directors to serve as directors.

2.	FOR the ratification of the appointment of Rothstein, Kass & Company, P.C. as independent registered public accounting firm for the 2006 fiscal year.

3.	FOR the approval of the proposed amendment to the Company’s 2003 Option Plan.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Diego Veitia and Sean O’Connor to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 7,547,017 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 3,773,509 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposal to ratify the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

For the proposal to approve the amendment to the Company’s 2003 Stock Option Plan, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was shareholder of the Company on January 10, 2006 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

(i) FOR each of the nominees for director named in this proxy statement;

(ii) FOR ratification of the appointment of Rothstein, Kass & Company, P.C. as the independent registered public accounting firm for the Company for the 2006 fiscal year; and

(iii) FOR the approval of the amendment to the Company’s 2003 Stock Option Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed, and may be increased or decreased by resolution of the Board of Directors. Currently, the board has fixed the number of directors at seven persons.

The Nominating Committee has nominated and the Board of Directors has approved the nominations of seven persons to serve as directors until the 2007 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name of Nominee	Age	Director Since
Diego Veitia	62	1987
Sean M. O’Connor	43	2002
Scott J. Branch	43	2002
Robert A. Miller, Ph.D.	63	1998
John Radziwill	58	2002
Justin R. Wheeler	33	2004
John M. Fowler	56	2005

The background of each nominee for director is as follows:

Diego J. Veitia founded the Company in 1987 and has served as Chairman of the Board since that time. He served as Chief Executive Officer of the Company from its inception in 1987 until October 2002. He has also served as President of the Company on several occasions, including most recently from September 2001 to October 2002.

Sean M. O’Connor joined the Company in October 2002 as Chief Executive Officer. In December 2002, he was elected to the Board of Directors. From 1994 until 2002, Mr. O’Connor was Chief Executive Officer of Standard New York Securities, a division of Standard Bank. From 1999 until 2002, Mr. O’Connor also served as Executive Director of Standard Bank London, Ltd., a United Kingdom bank and subsidiary of the Standard Bank of South Africa.

Scott J. Branch joined the Company in October 2002 as President. In December 2002, he was elected to the Board of Directors. Mr. Branch was General Manager of Standard Bank London, Ltd. from 1995 until 2002. During this period, he also served in other capacities for Standard Bank, including management of its banking and securities activities in the Eastern Mediterranean Region and management of its forfaiting and syndications group.

Robert A. Miller, Ph.D. was elected as a director of the Company in February 1998. Dr. Miller served as President of Nazareth College in Rochester, New York from 1998 until his retirement in August 2005. He also served as a director of Bergmann Associates, LLC, a privately owned architectural and engineering firm based in Rochester, New York from September, 2000 until December 2004.

John Radziwill was elected as a director of the Company in December 2002. Mr. Radziwill is currently a director of Lionheart Group, Inc., USA Micro Cap Value Co. Ltd, Goldcrown Group Limited, New York Holdings Limited, Acquisitor Plc and Acquisitor Holdings (Bermuda) Ltd. In the past five years, he has also served as a director of Interequity Capital Corporation, GP and Radix Organization Inc. Mr. Radziwill is a member of the Bar of England and Wales.

Justin R. Wheeler was elected as a director of the Company in November 2004. Since 2000, Mr. Wheeler has been an executive of the Asset Management Group of Leucadia National Corporation, the Company’s largest shareholder. He also serves as President and CEO of American Investment Bank, a wholly owned subsidiary of Leucadia.

John M. Fowler has been a private investor since 1998. From 1996 to 1998, Mr. Fowler was the Chief Financial Officer, Executive Vice President and Director of Moneygram Payment Systems, Inc. He also served as an Executive Vice President of the Travelers Group, Inc. (now Citigroup, Inc.) from 1986 to 1994.

THE BOARD RECOMMENDS A VOTE

IN FAVOR OF EACH NOMINEE

The Board of Directors and its Committees

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board of Directors provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee and the Nominating Committee. Committee assignments are re-evaluated annually and approved during the Board meeting which follows the annual meeting of shareholders. The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the Company’s directors, other than directors who serve as executive officers, are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (the “NASD”). Accordingly, all of the members of the Audit, Compensation and Nominating Committees are independent within the meaning of Rule 4200.

The Board of Directors has adopted charters for all of its Committees. Copies of these charters can be found on the Company’s website at http://www.intlassets.com.

During the fiscal year ended September 30, 2005, the Board of Directors held six meetings. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member in 2005.

The Company has adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders and at scheduled meetings of the board of directors. This policy is as follows:

Attendance of Directors at Meetings

The Board of Directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.

Directors are also expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Five of the Company’s seven current directors attended the annual meeting of the shareholders in 2005.

Audit Committee

The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider the accountants’ comments on the Company’s internal controls. The current members of the Audit Committee are John Radziwill (Chairman), Justin R. Wheeler and John M. Fowler. The Audit Committee met thirteen times during the 2005 fiscal year. The Board has determined that each of the current members of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-B.

Compensation Committee

The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company’s executive officers, directors and other key employees and performs such other functions regarding compensation as the Board may delegate. The current members of the Compensation Committee are John M. Fowler (Chairman), John Radziwill and Robert A. Miller. The Compensation Committee met five times during the 2005 fiscal year.

Nominating Committee

The Nominating Committee reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes. The Nominating Committee also evaluates and recommends nominees for membership on the Company’s Board of Directors and its committees.

The current members of the Nominating Committee are Robert A. Miller (Chairman) John Radziwill and Justin R. Wheeler. The Committee met four times during the 2005 fiscal year.

In September 2005, the Board of Directors adopted a formal policy concerning shareholder recommendations for candidates as nominees to the Board of Directors. The policy has been incorporated into the charter of the Nominating Committee which is posted on the Company’s website. The policy is as follows:

The Nominating Committee is charged with recommending to the entire board a slate of director nominees for election at each annual meeting of the shareholders. Candidates for director nominees are selected for their character, judgment and business experience.

The Committee will consider recommendations from Company shareholders when establishing the slate of director nominees to be submitted to the entire board. Such recommendations will be evaluated by the Committee using the same process and criteria that are used for recommendations received from directors and executive officers. The Committee will consider issues of diversity, experience, skills, familiarity with ethical and corporate governance issues which the Company faces in the current environment, and other relevant factors. The Committee will make these determinations in the context of the perceived needs of the Company at the time.

Procedures by which Shareholders may submit Nominees for Director

For a shareholder to recommend a director nominee to the Committee, the shareholder should send the recommendation to the Chairman of the Nominating Committee, c/o Corporate Secretary, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. The recommendation should include (a) the name, address and telephone number of the potential nominee; (b) a statement regarding the potential nominee’s background, experience, expertise and qualifications; (c) a signed statement from the potential nominee confirming his or her willingness and ability to serve as a director and abide by the corporate governance policies of International Assets Holding Corporation (including its Code of Ethics) and his or her availability for a personal interview with the Committee; and (d) evidence establishing that the person making the recommendation is a shareholder of the Company.

Recommendations which comply with the foregoing procedures and which are received by the Secretary before September 1 in any year will be forwarded to the Chairman of the Nominating Committee for review and consideration by the Committee for inclusion in the slate of director nominees to be recommended to the entire Board for presentation at the annual meeting of shareholders in the following year.

In evaluating director nominees, the Nominating Committee considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in securities markets, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating Committee also believes that it is appropriate for certain key members of the Company’s management to serve as directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the

Board does not wish to continue in service or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Shareholder Communications with Non-Management Members of the Board

The Company has adopted a formal process for shareholder communications with the independent members of the Board. The policy, which is available on the Company’s website, intlassets.com, is as follows:

Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, International Assets Holding Corporation, 220 East Central Parkway, Suite 2060 Altamonte Springs, FL 32701 or via e-mail to board@intlassets.com.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Rothstein, Kass & Company, P.C. (“Rothstein Kass”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2006. The Board has endorsed this appointment and it is being presented to the shareholders for ratification.

Representatives of Rothstein Kass are expected to be present at the 2006 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Rothstein Kass as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Rothstein Kass to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board. The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements;

•	reviewed with Rothstein Kass, the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards;

•

reviewed the written disclosures and the letter required by Independent Standards Board Standard No.1. In addition, the Committee has discussed with Rothstein Kass their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence;

•	been advised by Rothstein Kass that Rothstein Kass has discussed with the Committee and management all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements; and

•	discussed with Rothstein Kass the overall scope and plans for its audit. The Committee meets with Rothstein Kass, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting process;

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission; and selected Rothstein Kass to serve as the Company’s independent auditors for 2006.

Respectfully submitted,

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John Radziwill, Chairman

Justin R. Wheeler

John M. Fowler

Replacement of KPMG LLP with Rothstein, Kass & Company, P.C. in Fiscal Year 2005

On July 13, 2005, KPMG LLP (“KPMG”) notified the Company that it had resigned as the independent registered public accounting firm for the Company.

The reports of KPMG on the financial statements of the Company for the fiscal years ended September 30, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, other than KPMG’s audit report dated December 12, 2004, except as to Note 2, which is as of May 21, 2005, contained an explanatory paragraph stating that the Company’s financial statements for the fiscal years ended September 30, 2004 and 2003 had been restated. The aforementioned audit report was included in the Company’s Form 10-KSB/A for the fiscal years ended September 30, 2004 and 2003 filed on May 23, 2005.

During the fiscal years ended September 30, 2004 and 2003, and through July 13, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with KPMG’s opinions on the financial statements for such years.

During the fiscal years ended September 30, 2004 and 2003, and through July 13, 2005, there have been no events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B, other than the material weaknesses in internal controls, which were previously disclosed in Item 8A of the Company’s Form 10-KSB/A filed on May 23, 2005 regarding the application of accounting principles with respect to the accounting for: (i) the beneficial conversion feature embedded in the $12,000,000 convertible notes issued by the Company in March 2004; (ii) the recognition of rental expense for certain office leases; and (iii) the effect on income tax of the 7% coupon interest paid by the Company during fiscal 2004 on its convertible notes. The Company has authorized KPMG to respond fully to any inquiries of the Company’s successor accountants concerning the subject matter of these events.

On July 13, 2005, the Audit Committee engaged Rothstein Kass as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2005 including the June 30, 2005 quarterly review. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to engage Rothstein Kass.

During the fiscal years ended September 30, 2004 and 2003, and through July 13, 2005, the Company did not consult with Rothstein Kass regarding either (i) the application of accounting principles to a specified transaction, either completed or contemplated; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of any disagreement or event of the type described in Item 304(a)(1)(iv) of Regulation S-B.

Fees Paid To Independent Registered Public Accounting Firms

Rothstein Kass performed the review of the Company’s quarterly report for the quarter ended June 30, 2005 and the audit of the Company’s financial statements for the year ended September 30, 2005.

The following table presents fees billed for professional audit and other services rendered by Rothstein Kass and KPMG for the fiscal year ended September 30, 2005 and rendered by KPMG for the fiscal year ended September 30, 2004.

	Fiscal 2005	Fiscal 2004
Fees billed by Rothstein Kass
Audit Fees(1)	$179,250	—
Audit Related Fees (2)	—	—
Tax Fees(3)	6,125	—
All Other Fees (4)	—	—

Total	$185,375	—

Fees billed by KPMG
Audit Fees(1)	$79,716	$150,000
Audit Related Fees (2)	—	11,500
Tax Fees(3)	12,295	8,065
All Other Fees (4)	—	—

Total	$92,011	$169,565

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements. These include fees paid to KPMG for procedures related to the restatement in May 2005 of the Company’s financial statements for the fiscal years ended September 30, 2004, 2003 and 2002, and for the quarter ended December 31, 2004.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, including SEC filings and a private placement memorandum.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax consultation and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2005 fiscal year, 100% of the audit and tax services were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

General

In December 2002, the Board of Directors adopted, and the shareholders subsequently approved, the Company’s 2003 Stock Option Plan (the “2003 Option Plan”). The shareholders also approved an amendment to the 2003 Option Plan at the Company’s 2004 annual meeting of shareholders from 750,000 shares to 1,000,000 shares.

The Board of Directors of the Company believes that stock options are a key aspect of the Company’s ability to attract and retain qualified personnel in the face of high demand for qualified personnel. The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the 2003 Option Plan by 500,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board. As of the date of this proxy statement, there were 158,768 shares of the Company’s common stock available for issuance under the 2003 Option Plan.

In the event that this Proposal 3 is not approved by the shareholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company’s management believes that it will negatively affect the Company’s ability to meet its needs for highly qualified personnel and its ability to manage future growth. Without these additional shares, management expects that the current shares available for grant under the 2003 Option Plan will not be sufficient to maintain our option grant practices after December 31, 2006.

The Compensation Committee of the Board of Directors administers the 2003 Option Plan and determines the number of options to be granted thereunder, subject to an annual limitation on the total number of options that may be granted to any employee. Details are presented in the Summary Compensation Table regarding stock options granted during the last three years to each of the Company’s five most highly compensated executive officers.

As of January 3, 2006, the closing price for the Company’s common stock on the National Association of Securities Dealers Automated Quotation System was $8.96 per share.

Plan Description

The following summary describes briefly the principal features of the 2003 Plan. A copy of the 2003 Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the 2003 Plan.

Purpose

The purpose of the 2003 Plan is to advance the growth and development of the Company by affording an opportunity to directors, executives, consultants and key employees of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business.

Eligibility

The 2003 Plan provides that awards may be granted to directors, consultants, officers, and executive, managerial, and other key employees of the Company or any parent or subsidiary of the Company. Approximately 62 employees of the Company and its subsidiaries are currently eligible to participate in the Plan.

Shares Subject to the Plan

The current total number of shares of common stock which may be issued by the Company to all optionees under the 2003 Plan is 1,000,000 shares and will increase to 1,500,000 shares upon shareholder approval of the proposed amendment to the 2003 Plan. To date, the Company has issued options to acquire 1,076,400 shares under the Plan, of which 200,018 have expired, 305,015 have been exercised and 573,367 are currently outstanding. If and to the extent an option granted under the 2003 Plan expires or terminates for any reason whatsoever, in whole or in part, the shares (or remaining shares) of stock subject to that particular option shall again be available for grant under the 2003 Plan.

Administration

The 2003 Plan is currently administered by the Compensation Committee of the Board of Directors of the Company. The Committee may issue incentive stock options (“Incentive Options”) within the meaning as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not qualify as Incentive Options (“Nonqualified Options”). In addition, the Committee shall have the discretion to determine the employees, directors and consultants to whom options are to be granted and the number of shares subject to the options.

General Conditions

The 2003 Plan sets forth certain general conditions relating to the options that may be granted under the Plan, including the following: (a) the maximum term of any Incentive Option is 10 years; (b) an option may be exercisable only as long as optionee is in “continuous employment” with or any parent subsidiary or successor thereof except as expressly permitted by the 2003 Plan; and (c) an option shall not be assignable or transferable other than by will or the laws of descent and distribution.

Stock Options

The option price of stock options granted under the Plan may not be less than 100% of the fair market value of the stock on the date the option is granted. The option price of stock options granted under the Plan to any individual who possesses more than 10% of the combined voting power of all classes of common stock of the Corporation may not be less than 110% of the fair market value of the stock on the date the option is granted.

Options shall become exercisable as provided by the Board in the option agreement evidencing each option. An option shall terminate upon the occurrence of the following conditions: (a) the expiration of one year after termination of employment by death or disability; (b) immediately upon termination for cause; (c) the expiration of 90 days after termination of employment for a reason other than death, disability or cause; or (d) the expiration of 90 days after the removal or resignation of the optionee from the Board.

The 2003 Plan contains certain additional conditions applicable to options designated as Incentive Options. Incentive Options may be granted only to employees. No employee may be granted Incentive Options exercisable for the first time in any calendar year in which Incentive Options have an aggregate fair market value of stock (determined for each Incentive Option at its date of grant) in excess of $100,000. An Incentive Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation shall have a per-share exercise price of not less than 110% of the fair market value of the stock on the date the option is granted.

Payment of the exercise price may be made in cash, by certified bank check, in shares of the Company’s common stock or any combination of the foregoing. At the discretion of the Board, the Company may also accept a promissory note, secured or unsecured, in the amount of the option price.

Plan Termination and Amendment

Under its terms, the 2003 Plan will terminate ten years following approval by the stockholders. Furthermore, the Plan may be amended or terminated at any time by the Board. Any termination shall not affect any award then outstanding. Amendments to the Plan may be made without shareholder approval, except as such shareholder approval may be required by law or the rules of a national securities exchange, or if the amendment would increase the number of shares that may be issued under the Plan, or modify the requirements as to eligibility for participation in the Plan.

Federal Tax Treatment of Options

If an option is granted to an employee in accordance with the terms of the Plan, no income will be recognized by such employee at the time the option is granted.

Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Company in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

Section 16(b) of the Exchange Act generally subjects executive officers, directors and 10% shareholders of the Company to potential liability if they both buy and sell shares of the Company’s stock within a six-month period. In the case of employees who are subject to these rules, generally, unless the employee elects otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of a Nonqualified Option will be the later of (i) the date the six-month period following the date of grant lapses and (ii) the date of exercise of the Nonqualified Option.

Generally, upon exercise of an Incentive Option, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the employee will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee’s ordinary income and the Company’s tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses or (ii) the date of exercise of the Incentive Option.

If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 OPTION PLAN.

PROPOSAL 4 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2006 annual meeting. If any other matters are properly brought before the 2006 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT

The following table lists certain information about the executive officers of the Company:

Name	Age	Director Since	Officer Since	Position with the Company
Diego Veitia	62	1987	1987	Director and Executive Chairman of the Board

Sean M. O’Connor	43	2002	2002	Director and Chief Executive Officer

Scott J. Branch	43	2002	2002	Director and President

Brian T. Sephton	48	-	2004	Treasurer and Chief Financial Officer

Jonathan C. Hinz	43	-	1995	Group Comptroller

The background of each of the Company’s executive officers who also serve as directors is set forth in Proposal 1 – Election of Directors. The backgrounds of Mr. Sephton and Mr. Hinz are set forth below.

Brian T. Sephton joined the Company in December 2004 as its Executive Vice President and was appointed Chief Financial Officer effective January 1, 2005. From 1999 until 2004, Mr. Sephton served as Senior Vice President of Standard New York Securities in Miami, with responsibilities for managing the activities of an office specializing in Latin American investment banking and investment advisory businesses. From 1997 to 1999, Mr. Sephton was Managing Director of Standard Bank Jersey Ltd, a private bank, with responsibilities for all aspects of the bank’s business, including multiple currency deposits, loans, investments, and all operational aspects of the business. During this period, he also served as a director of Standard Bank Offshore Group. Mr. Sephton has also qualified and practiced as a chartered accountant and an attorney in South Africa.

Jonathan C. Hinz joined the Company in 1995 and currently serves as its Group Comptroller. Mr. Hinz served as CFO for the Company from November, 1999 until January 2005 when he became Group Comptroller.

Code of Ethics

The Company has adopted a Code of Ethics which applies to the Company’s officers, directors and employees. A copy of the Company’s Code of Ethics is available on the Company’s website www.intlassets.com.

Summary Compensation Table

The following table sets forth information with respect to the compensation awarded, earned or paid during the last three fiscal years to the Company’s Chief Executive Officer and each of the four other mostly highly compensated executive officers of the Company.

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Stock Option Awards (Shares)	All other Compensation (5)
Diego J. Veitia Director, Executive Chairman of the Board (1)	2005	$218,400	$—	$—	—	$360
	2004	$200,000	$—	$—	—	$630
	2003	$200,000	$—	$—	—	$250

Sean M. O’Connor Director and Chief Executive Officer (2)	2005	$175,000	$294,000	$—	25,000	$10,000
	2004	$175,000	$415,000	$—	25,000	$10,000
	2003	$151,000	$155,000	$—	275,000	$9,000

Scott J. Branch Director and President (2)	2005	$175,000	$294,000	$—	25,000	$10,000
	2004	$175,000	$415,000	$—	25,000	$10,000
	2003	$151,000	$145,000	$—	275,000	$9,000

Brian T. Sephton Treasurer and Chief Financial Officer (3)	2005	$112,500	$65,000	$—	35,000	$3,400
	2004	$—	$—	$—	—	$—
	2003	$—	$—	$—	—	$—

Jonathan C. Hinz Group Comptroller (4)	2005	$125,000	$55,000	$—	—	$6,750
	2004	$105,000	$100,000	$—	4,300	$4,000
	2003	$103,000	$25,000	$—	12,000	$2,000

(1)	Salary for Mr. Veitia for year 2005, 2004 and 2003 includes $206,400, $188,000 and $188,000, respectively, in consulting fees paid to Veitia and Associates, a company owned and controlled by Mr. Veitia.

(2)	In December 2005, Mr. O’Connor and Mr. Branch were each granted options to acquire 25,000 shares of the company’s common stock with an exercise price of $10.12 (which was at 15% above the market price on the date of the grant). These options were granted in recognition for services performed during the 2005 fiscal year.

(3)	In December 2004, at the commencement of his employment with the Company, Mr. Sephton was granted options to acquire 20,000 shares of common stock at an exercise price of $7.35 (which was the market price on the date of grant). In December 2005, Mr. Sephton was granted options to acquire 15,000 shares of the common stock at an exercise price of $10.12 (which was 15% above the market price on the date of the grant). These options were granted in recognition of services performed during the 2005 fiscal year.

(4)	Mr. Hinz served as Chief Financial Officer and Treasurer until December 31, 2004. He has served as Group Comptroller since that time.

(5)	Represents matching corporate contributions to SIMPLE IRA plan.

Stock Option Plans

The Company’s 2003 Stock Option Plan (the “2003 Plan”) was adopted by the Board of Directors of the Company on December 19, 2002 and approved by the Company’s stockholders on February 28, 2003. The 2003 Plan expires on December 19, 2012. The Company’s Stock Option Plan (the “1993 Plan”) was adopted by the Board of Directors of the Company and approved by the Company’s stockholders on January 23, 1993 and expired on January 23, 2003.

The 1993 Plan and the 2003 Plan (collectively “the Plans”) authorize the grant of stock options to employees, directors and consultants of the Company. Stock options granted under the Plans may be “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options, which do not meet the requirements of Section 422. The Company is authorized to issue up to 1,000,000 shares of the Company’s common stock under the 2003 Plan. As discussed elsewhere in this proxy statement, the Company is requesting shareholders to approve an amendment to the 2003 Plan to increase the number of shares that may be issued from 1,000,000 to 1,500,000. As of September 30, 2005, options covering 459,334 shares were outstanding under the 2003 Plan. As of September 30, 2005, options covering 549,182 shares were outstanding under the 1993 Plan.

The Plans are currently administered by the Company’s Compensation Committee. The Plans give broad powers to the Committee and the Board of Directors to administer and interpret the Plans, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option. The Plans require that all options be granted at an exercise price at least equal to the fair market value or, in the case of a beneficiary who possesses more than ten percent (10%) of the total combined voting power of all classes of the Company’s common stock, not less than 110% of the fair market value of the Company’s common stock on the date of the grant. Awards may be granted pursuant to the 2003 Plan through December 19, 2012, unless the Board of Directors at its sole discretion elects to terminate the 2003 Plan earlier. The Company is no longer authorized to grant additional options under the 1993 Plan because it expired in January 2003.

As of September 30, 2005, the Company had granted options for 1,008,516 shares of common stock that will become fully vested and non-forfeitable upon the occurrence of a change in control of the Company.

Option Grants in 2005 Fiscal Year

The following table sets forth information concerning stock options granted in the 2005 fiscal year to the executive officers named in the “Summary Compensation Table.”

Name of Executive Officer	Number of Securities Underlying Options Granted (#/Shares)		% of Total Options Granted in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Sean M. O’Connor	25,000	(1)	16.7%	$8.57	November 18, 2008
Scott J. Branch	25,000	(2)	16.7%	$8.57	November 18, 2008
Brian T. Sephton	20,000	(3)	13.4%	$7.35	December 1, 2008

(1)	These options were granted on November 18, 2004. The right of the holder to exercise the options will vest at the rate of one-third per year over a period of three years.

(2)	These options were granted on November 18, 2004. The right of the holder to exercise the options will vest at the rate of one-third per year over a period of three years.

(3)	These options were granted on December 1, 2004. The right of the holder to exercise the options will vest at the rate of one-third per year over a period of three years.

Aggregate Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for each of the executive officers named in the “Summary Compensation Table” certain information concerning options exercised during the 2005 fiscal year and shares subject to both exercisable and unexercisable stock options as of September 30, 2005.

Stock Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

Name of Executive Officer	Shares Acquired on Exercise (number)	Value Realized ($) (1)	Shares Underlying Unexercised Options at September 30, 2005 Exercisable/Unexercisable (number)	Value of Unexercised In-the-Money Options At September 30, 2005 Exercisable/Unexercisable ($) (2)
Diego J. Veitia	51,378	$327,067	108,930 / 0	$691788 / $0
Sean M. O Connor	—	—	183,332 /91,668	$1,044,992 / $522,508
Scott J. Branch	—	—	183,332 / 91,668	$1,044,992 / $522,508
Jonathan C. Hinz	22,194	$153,445	33,860 / 3,340	$153,084 / $23,046
Brian T. Sephton	—	—	0 / 20,000	$0 / $17,000

(1)	Value realized is equal to the fair market value of the Company’s common stock on the exercise date, less the exercise price, multiplied by the number of shares acquired.

(2)	Value is based on the fair market value of the Company’s common stock on September 30, 2005 ($8.20), less the exercise price.

Compensation of Directors

Each member of the Board of Directors who is not an officer or employee of the Company receives director’s fees of $18,000 per year. The Chairmen of each committee of the Board of Directors receives an additional fee of $5,000 per year. Directors are also reimbursed for expenses relating to their attendance at directors’ meetings.

Employment Agreements with Executive Officers

The Company has entered into employment agreements with Sean O’Connor, the Company’s Chief Executive Officer, Scott Branch, the Company’s President and Brian T. Sephton, the Company’s Chief Financial Officer.

The employment agreements for Mr. O’Connor and Mr. Branch each had an effective date of October 22, 2002 and terminate on October 21, 2006. The employment agreement for Mr. Sephton had an effective date of December 1, 2004 and has an indefinite term.

Under the terms of the employment agreements, each officer will receive specified annual compensation and other compensation. In particular, Mr. O’Connor is entitled to an initial annual salary of $175,000; Mr. Branch is entitled to an initial annual salary of $175,000; and Mr. Sephton is entitled to an initial annual salary of $135,000. The annual salaries may be increased based on any percentage increase in the consumer price index or such greater amount as may be approved by the Board of Directors. The executives are also entitled to receive bonuses, stock options and other compensation as may be approved by the Board of Directors, as well as life insurance, medical insurance, disability insurance, retirement and other benefits comparable to those provided by comparable companies to their senior executive officers. In the event of termination of the agreements by the Company other than for cause, or if the executive resigns as a result of a breach by the Company, each agreement provides for payments to the relevant officer in an amount equal to 100% of his total compensation for the longer of the remaining term of the agreement or a period of six months (in the case of Mr. O’Connor and Mr. Branch) or four months (in the case of Mr. Sephton).

The Company entered into an employment agreement with Diego Veitia, the Company’s Executive Chairman, effective October 1, 2002. The employment agreement may be terminated, in the discretion of the Company, effective September 30, 2006. The Company and Mr. Veitia are currently negotiating the terms of an amended agreement. Under the existing agreement, Mr. Veitia receives an annual salary of $12,000. Under terms of the proposed amendment, Mr. Veitia would receive an annual salary of $46,000. He would also continue to receive bonuses, stock options or other compensation as may be awarded by the Board of Directors, as well as life insurance, medical insurance, disability insurance, retirement and other benefits comparable to those provided by comparable companies to their senior executive officers. In the event of termination of the agreement by the Company without cause, or if Mr. Veitia resigns as a result of a breach by the Company, Mr. Veitia would receive an amount equal to 100% of his total compensation for the longer of the remaining term of the agreement or 6 months.

Consulting Agreement with Veitia and Associates

The Company had entered into a consulting agreement with Veitia and Associates, a company owned by Mr. Veitia, the Company’s Executive Chairman. The consulting agreement commenced on September 1, 2002 and terminated on August 31, 2005. During the 2005 fiscal year, V&A received $206,400 under this agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of December 28, 2005, by (i) each person known by the Company to own more than 5% of the Company’s common stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the “Summary Compensation Table” and (iv) all of the Company’s executive officers and directors of the Company as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Class
Leucadia National Corporation (3)	1,309,985	16.3%
Sean M. O’Connor (4) (5) (6)	1,108,169	13.8%
St. James Trust (7)	780,434	9.7%
Scott J. Branch (8) (9) (10)	929,676	11.6%
Barbara Branch (11)	367,647	4.6%
John Radziwill (12) (13) (14)	795,416	9.9%
Goldcrown Asset Management Ltd. (15)	569,853	7.1%
Diego J. Veitia (16) (17) (18)	388,627	4.8%
Jonathan C. Hinz (19)	65,904	0.8%
Robert A. Miller (20)	65,298	0.8%
John M. Fowler	50,000	0.6%
Brian T. Sephton (21)	19,800	0.2%
Justin R. Wheeler	—	—
All directors and executive officers as a group (22) (nine persons)	3,422,890	42.6%

(1)	Except as otherwise noted, all shares were owned directly with sole voting and investment power.

(2)	Includes shares of common stock that can be acquired under outstanding options within 60 days from December 28, 2005.

(3)	The address of Leucadia National Corporation is 315 Park Ave. S., New York, New York 10010.

(4)	The address of Sean M. O’Connor is 708 Third Avenue, 7th Floor, New York, New York 10017.

(5)	Includes 780,434 shares held by The St. James Trust. Mr. O’Connor is an advisor to The St. James Trust and his family members are among the beneficiaries of the Trust.

(6)	Includes 191,582 shares which Mr. O’Connor may acquire under outstanding stock options.

(7)	The address of the St. James Trust is Standard Bank Offshore Trust Company Jersey Ltd., Standard Bank House, 47-49 La Motte Street, St. Helier, Jersey JE4 8XR, Channel Islands.

(8)	Scott J. Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(9)	Includes 367,647 shares owned by Mr. Branch’s spouse, Barbara Branch.

(10)	Includes 191,582 shares which Mr. Branch may acquire under outstanding stock options.

(11)	Barbara Branch’s address is 708 Third Avenue, 7th Floor, New York, New York 10017.

(12)	Includes 1,650 shares which Mr. Radziwill may acquire under outstanding stock options. The address of John Radziwill and Goldcrown Asset Management Limited is 13 Belvedere Avenue, London, SW 19 7PP.

(13)	Includes 569,853 shares owned by Goldcrown Asset Management Limited. Mr. Radziwill is a director and a beneficial owner of more than 10% of Goldcrown Asset Management Limited.

(14)	Includes 173,913 shares owned by Humble Trading Limited. Mr. Radziwill is affiliated with Humble Trading Limited but disclaims beneficial ownership of these shares.

(15)	The address of John Radziwill and Goldcrown Asset Management Limited is 13 Belvedere Avenue, London, SW 19 7PP.

(16)	The address of Diego J. Veitia is 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701.

(17)	Includes 163,338 shares held by The Diego J. Veitia Family Trust (the “Trust”). Mr. Veitia is the settlor, sole trustee and primary beneficiary of the Trust.

(18)	Includes 108,930 shares which Mr. Veitia may acquire under outstanding stock options.

(19)	Includes 37,200 shares which Mr. Hinz may acquire under outstanding stock options.

(20)	Includes 48,130 shares which Mr. Miller may acquire under outstanding stock options.

(21)	Includes 6,600 shares which Mr. Sephton may acquire under outstanding stock options.

(22)	Includes 585,674 shares which may be acquired under outstanding stock options.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership of the common stock with the Securities and Exchange Commission.

Based solely on the review of such reports, the Company is aware the following persons did not file reports under Section 16(a) on a timely basis during the 2005 fiscal year:

•	Robert A. Miller, a director of the Company, did not file one report with respect to one transaction on a timely basis.

•	John Radziwill, a director of the Company, did not file one report with respect to one transaction on a timely basis.

•	John M. Fowler, a director of the Company, did not file one report with respect to one transaction on a timely basis.

•	Scott J. Branch, President of the Company, did not file one report with respect to one transaction on a timely basis.

•	Sean M. O’Connor, CEO of the Company, did not file one report with respect to one transaction on a timely basis.

•	Brian T. Sephton, CFO of the Company, did not file one report with respect to one transaction on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2004, the Company issued $12,000,000 in principal amount of the Company’s 7% convertible subordinated notes (the “Notes”). Executive officers, directors, five percent shareholders and their affiliates and associates participated in the offering and purchased $6,282,500 of the Notes. In August 2004, the Company caused the conversion of the Notes into common shares. At conversion, the Notes owned by the executive officers, directors, five percent shareholders and their affiliates and associates were converted into 1,092,607 common shares. The principal amount of the Notes purchased by each of the executive officers, directors, five percent shareholders and their affiliates and associates, as well as the number of shares received upon the conversion of the Notes is set forth in the following table:

Name of Person	Principal Amount of Notes Purchased	Number of Shares Received Upon Conversion
John Radziwill (1)	$1,000,000	173,913
Robert A. Miller	$50,000	8,695
Sean M. O’Connor (2)	$175,000	30,434
Leucadia National Corporation	$5,000,000	869,565

(1)	Mr. Radziwill’s participation was through an investment made by Humble Trading, Ltd. Mr. Radziwill is affiliated with Humble Trading, but disclaims beneficial ownership of these shares.

(2)	Mr. O’Connor’s participation was through an indirect beneficial ownership of the shares acquired by The St. James Trust.

In July 2004, Leucadia National Corporation invested $50,000,000 in a hedge fund managed by INTL Consilium, a limited liability company in which the Company holds a 50.1% interest. In November 2004, Leucadia increased its investment in the fund to $75,000,000. In March 2005, Leucadia further increased its investment by $10,000,425. Justin Wheeler, a director of the Company, is an executive of Leucadia.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2007 annual meeting of shareholders and that shareowners desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 25, 2006, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2007 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareowner must give advance written notice to the Company by December 10, 2006, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons therefor, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Availability of Form 10-KSB

The Company will provide the Company’s Annual Report on Form 10-KSB for the 2005 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to Brian T. Sephton, Chief Financial Officer, International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701. Exhibits to Form 10-KSB will also be provided upon specific request.

/s/ DIEGO J. VEITIA
Diego J. Veitia
Chairman

January 23, 2006

EXHIBIT A

INTERNATIONAL ASSETS HOLDING CORPORATION

2003 STOCK OPTION PLAN

(As Proposed To Be Amended)

International Assets Holding Corporation, a Delaware corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company’s common stock and to provide incentives for them to put forth maximum efforts for the success of the Company’s business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

(c) “Company” means International Assets Holding Corporation, a Delaware corporation.

(d) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(e) “Eligible Employee” means all directors, consultants, officers, and executive, managerial, and other key employees of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422 of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

(f) “Fair Market Value” as of a particular date shall mean the fair market value of the Common Stock. If the Common Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day proceeding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported. If the Committee determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(f) does not reflect the fair market value of the Common Stock because no actual sale prices or bona fide bid and asked prices are available for a date within a reasonable period before the valuation date, then the fair market value of the Common Stock shall be determined by the Board of Directors in its sole discretion and in good faith as required by Section 422 of the Code.

(g) “Incentive Stock Option(s)” means a stock option granted to an Eligible Employee to purchase Shares which is intended to qualify as an “incentive stock option,” as defined in Section 422 of the Code.

(h) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(i) “Nonqualified Stock Option(s)” means a stock option granted to an Eligible Employee to purchase Shares which is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(j) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k) “Option” means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

(l) “Option Agreement” means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

(m) “Optionee” means any Eligible Employee who is granted an Option as provided in the Plan.

(n) “Parent” means any present or future “parent corporation” of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by the Plan.

(o) “Plan” means this International Assets Holding Company 2003 Stock Option Plan, as amended from time to time.

(p) “Share” means a share of Stock.

(q) “Stock” means authorized and unissued shares of the Company’s Common Stock, $.01 par value per share, or treasury shares of such class.

(r) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by the Plan.

(s) Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

(3) Stock Subject to Option.

(a) Available Shares. The total number of Shares which may be issued by the Company to all Optionees under this Plan is 1,000,000 Shares. [NOTE: This amount will be increased to 1,500,000 if the Amendment is approved.] Except as otherwise provided in Section 3(b) of the Plan, the total number of Shares which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

(b) Expired Options and Delivered Shares. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Shares (or remaining Shares) subject to that particular Option shall again be available for grant under this Plan. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(4) Administration of the Plan.

(a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company’s Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

(b) Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the “Committee”). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, as amended, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

(c) Authorization of Officers to Grant Options. In accordance with applicable law, the Board of Directors may, by a resolution adopted by the Board of Directors, authorize one or more Officers to designate Eligible Employees (excluding the Officer so authorized) to be Optionees of Options and determine the number of Options to be granted to such Eligible Employees; provided, however, that the resolution adopted by the Board of Directors so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

(d) Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

5. Selection of Optionees.

(a) Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

(b) Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(c) Limitation on Annual Grants of Options. No Eligible Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares. The limitation described in this Section 5(c) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Sections 12 or 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 5(c).

(6) Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

(7) Option Prices.

(a) Determination of Option Price. Except as otherwise provided by this Section 7(a), the option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to an Eligible Employee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Employee immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Employee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Board of Directors determines to be necessary to achieve such preservation of economic value. Any Option that is granted to an Eligible Employee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Eligible Employee’s commencing employment with the Company may be granted with such exercise price as the Board of Directors determines to be necessary to provide such material inducement.

(b) Determination of Stock Ownership. For purposes of paragraphs 7 and 8, an Optionee’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

(8) Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. An Incentive Stock option may be cancelled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof). A Nonqualified Stock Option may be cancelled only in connection with the termination of employment (or consulting contract) or death of an Optionee, or the removal or resignation of an Optionee who is a director.

(9) Exercise of Option.

(a) Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of any Option at any time.

(b) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in “Continuous Employment” with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option’s term has not expired, and unless otherwise provided in the Option Agreement, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable;

(i) for a period ending ninety (90) days after the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option terminates on notice of termination of employment; or

(ii) for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors, which such Optionee has served; or

(iii) by the estate of the Optionee, within one (1) year after the date of the Optionee’s death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or

(iv) within one (1) year after the Optionee’s employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the cause of termination.

For purposes of this Plan, the term “Continuous Employment” shall mean the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. The term “cause” as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company’s reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

(c) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an option, in whole or in part, by written notice to the Company stating in such written notice the number of Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

(d) Payment for Option Stock. The exercise of any option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the Shares being purchased. The acceptable form of consideration may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Administrator:

(i) Mature Shares; or

(ii) pursuant to procedures approved by the Board of Directors, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise. For purposes of this paragraph 9, Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

(e) Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

(10) Nontransferability of Options. Except as otherwise provided in paragraph 9(b)(iii) and (iv) hereof, an Option granted to an Optionee may be exercised only during such Optionee’s lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

(11) Compliance with the Securities Laws.

(a) Optionee’s Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such Shares for investment purposes only and that he has no present intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the Shares pertaining to the Option are not registered under the Securities Act of 1933, as amended (the “Act”), the Florida securities laws, or any other state securities laws. In the event that Shares subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this subparagraph 11(a).

(b) Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification .of the

Shares subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

(c) Restrictions on Transfer of Shares. The Shares acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such Shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

(d) Restrictive Legend. In order to enforce the restrictions imposed upon Shares under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company’s stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

“The shares of Common Stock evidenced by this certificate have been issued under the International Assets Holding Corporation Stock Option Plan (the “Plan”) and are subject to the terms and provisions of such Plan.

These shares have not been registered under the Securities Act of 1933, as amended (the “Act”), the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.”

12. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional shares.

13. Reorganization Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved, in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

14. Notification of Disqualifying Disposition. If an Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) two years after the date of grant, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

15. Escrow. In order to enforce the restrictions imposed upon shares under this Plan, the Board of Directors or Stock Option Plan Committee may require any Optionee to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

16. Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

17. Optionee’s Rights as a Holder of Shares.

(a) Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates of such Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in paragraph 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(b) Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the Shares registered in their names. A stock certificate representing dividends declared and paid in Shares shall be issued and delivered to the purchaser after such shares have been registered in the purchaser’s name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

(c) Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the Shares purchased.

18. Amendment and Termination of the Plan.

(a) Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Grantee and the Company; and (ii) the Company shall obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(b) Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 18(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 18(b) shall remain in effect until the Option is exercised or expires.

19. Miscellaneous.

(a) Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

(b) Effective Date of the Plan. The effective date of this Plan shall be the earlier of the date on which the Board adopts the Plan, or the date of its approval by the shareholders of the Company.

(c) Employment. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

(d) Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.

(e) Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(f) Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

(g) Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

PROXY

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY

SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND SEAN M. O’CONNOR, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON JANUARY 10, 2006, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 8, 2006, OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1. To elect seven directors to serve until the 2007 annual meeting of the shareholders.

__________	FOR all nominees listed (except as marked to the contrary )

__________	WITHHOLD AUTHORITY to vote for all nominees listed

01	Diego J. Veitia
02	Sean M. O’Connor
03	Scott J. Branch
04	Robert A. Miller
05	John Radziwill
06	Justin R. Wheeler
07	John M. Fowler

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

2. To ratify the appointment of Rothstein, Kass & Co. P.C. as the Company’s registered independent public accountants for the 2006 fiscal year.

FOR	AGAINST	ABSTAIN

3. To approve an amendment to the International Assets Holding Corporation 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the plan from 1,000,000 shares to 1,500,000 shares.

FOR	AGAINST	ABSTAIN

4. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2 and 3 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the ratification of Rothstein, Kass & Co. PC as the Company’s independent public accountants; and, FOR approval of the amendment to the International Assets Holding Corporation 2003 Stock Option Plan.

Dated , 2006

Signature

Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.